                                                                    EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (Registration No. 333-23313) pertaining to 1,200,000 shares of ARDIS Telecom & Technologies, Inc. common stock issuable pursuant to its Amended Stock Option Plan, of our report dated January 20, 1999, with respect to the consolidated financial statements of ARDIS Telecom & Technologies, Inc. included in the Annual Report (Form 10-K/A) for the year ended October 31, 1998.


                                            /s/  KING GRIFFIN & ADAMSON P.C.
                                            -----------------------------------
                                            KING GRIFFIN & ADAMSON P.C.

Dallas, Texas
September 1, 1999